(a)(1)

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                        POMEROY COMPUTER RESOURCES. INC.
                        --------------------------------

     FIRST:     The  name of the Corporation is Pomeroy Computer Resources, Inc.
     -----

                    SECOND:     The  address  of  its  registered  office in the
                    ------
State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


THIRD:    The nature of the business or purposes to be conducted or promoted is:
-----
          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:
     -------

          A.     General  Authorization.  The  aggregate  number  of  shares  of
                 -----------------------
     capital stock which the Corporation is authorized to issue is Twelve Million (12,000,000) shares, consisting of:

          1. Ten Million (10,000,000) shares of common stock having a par value of one cent ($.01) per share; and

          2. Two Million (2,000,000) shares of preferred stock having a par value of one cent ($.01) per share.

          B.     Preferred  Stock.
                 -----------------

               1. The preferred stock shall rank senior to the common stock as to dividends and upon liquidation. The Board of Directors of the Corporation (hereinafter in Article FOURTH referred to as the "Board"), is authorized, subject to limitations prescribed by law and the provisions of this subsection B, to provide by resolution or resolutions for the issuance of the preferred shares in series, to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, applicable to the shares of each series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

               (a) The number of shares constituting that series and the distinctive designation of that series;
               (b) The dividend rate on the shares of that series, whether dividends shall be cumulative and the date or dates, if any, from which dividends thereon shall be cumulative;

               (c)     The  voting powers, if any, of the shares of that series;

               (d) Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustments in such events as the Board shall determine;

               (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (f) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (g) Whether shares of that series shall be entitled to the benefit of sinking fund provisions and, if so, upon what terms and conditions; and

               (h) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of that series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the Certificate of Incorporation of the Corporation or with the resolution or resolutions adopted by the Board, as hereinabove provided, providing for the issue of any series for which there are shares then outstanding.

     2. Dividends on outstanding preferred shares shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the outstanding shares of common stock with respect to the same dividend period. The Board may, in establishing any series of preferred stock, provide further limitations on the payment of dividends on the common stock while any dividends on shares of preferred stock are accrued and unpaid.

     3. No holder of preferred shares of any series, irrespective of any voting or other rights of such shares of such series, shall have, as such holder, any preemptive right to purchase any other shares of the Corporation or any securities convertible into or entitling the holder to purchase such other shares.

          C.     Common  Stock.  Each  share  of  common stock shall be equal to
                 -------------
every other share of common stock in every respect. Subject to the additional voting rights, if any, which may vest in holders of the preferred stock under the provisions of any resolution or resolutions adopted by the Board providing for the issue of any series of preferred stock, the shares of common stock shall entitle the holders thereof to one vote for each share upon all matters upon which the stockholders have the right to vote.

          D.     Provisions  Relating  to  All Classes of Stock. The Corporation
                 ----------------------------------------------
may issue shares of its preferred stock or common stock from time to time for such consideration (not less than the par value thereof) as may be fixed from time to time by the Board. Any and all shares so issued, for which such consideration has been paid or delivered to the Corporation, shall be deemed fully paid shares and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

     FIFTH:     The  name and mailing address of the Incorporator is as follows:
     -----

          NAME                     MAILING  ADDRESS
          ----                     ----------------

     ACFB  Incorporated            1100  Citizens  Building
                                   850  Euclid  Avenue
                                   Cleveland,  Ohio  44114

     SIXTH:     The  Corporation  is  to  have  perpetual  existence.
     -----

     SEVENTH:     In  furtherance  and not in limitation of the powers conferred
     -------
by  statute,  the  board  of  directors  is  expressly  authorized:

          To  make,  alter  or  repeal  the  bylaws  of  the  Corporation.

          To authorize and cause to be executed mortgages and liens upon the real property of the Corporation.

          To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

          When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist, in whole or in part, of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Corporation.

     EIGHTH:     Meetings  of  stockholders  may  be  held within or without the
     ------
State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     NINTH:     Subject  to  the rights of certain holders of preferred stock to
     -----
elect Directors under circumstances specified in this Certificate of Incorporation, any Director may be removed from office only for cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of all of the outstanding shares of all classes of capital stock of the Corporation entitled to cast votes at the time of the election of Directors of the Corporation, considered for the purposes of this Article NINTH as one (1) class.

     TENTH:     The  Corporation  reserves  the right to amend, alter, change or
     -----
repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     In addition to any other requirements for amendments to the Certificate of Incorporation, no amendment shall alter, change or repeal any of the provisions of Article NINTH or this sentence of this Article TENTH unless the amendment effecting such alteration, change or repeal shall have received the affirmative approval of holders of at least sixty-six and two-thirds percent (66-2/3%) of all of the outstanding shares of all classes of capital stock of the Corporation, entitled to cast votes at the time in the election of Directors of the Corporation, considered for the purposes of this Article TENTH as one (1) class.

     ELEVENTH:     No  Director shall be personally liable to the Corporation or
     --------
any of its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (1) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of Directors, then the liability of a Director of the Corporation, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

     TWELFTH:     A.   Each  person  who  was  or  is  made  a  party  to  or is
     -------
threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subsection B of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.

     B. If a claim under subsection A of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board or Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     C. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise.

     D. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     E. As used in this Article, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees and agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     F. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, officer, employee and agent of the Corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

     THIRTEENTH:     The  Board  of Directors may from time to time make, amend,
     ----------
supplement or repeal the Bylaws of the Corporation; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors and provided further that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Section 3 (Special Meetings) of Article I of the Bylaws, Sections 3 (Method of Election) and 7 (Removal of Directors) of Article II (Directors) of the Bylaws, or the final sentence of Article X (Amendments) of the Bylaws shall not be amended or repealed, and no provision inconsistent with any thereof shall be adopted, without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of all of the outstanding shares of all classes of capital stock of the Corporation, entitled to cast votes at the time in the election of Directors of the Corporation, considered for the purposes of this Article THIRTEENTH as one (1) class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of all of the outstanding shares of all classes of capital stock of the Corporation, entitled to cast votes at the time in the election of Directors of the Corporation, considered for the purposes of this Article THIRTEENTH as one (1) class, shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of this Article THIRTEENTH.

     Except as otherwise required by law and subject to the rights of the holders of preferred stock pursuant to the provisions of this Certificate of Incorporation, special meetings of stockholders may be called only by the Chairman or by the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of Directors of the Corporation (as determined in accordance with the Bylaws).

     THE UNDERSIGNED, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly have hereunto set its hand this _____ day of February, 1992.

                                         ACFB  INCORPORATED
ATTEST:                                  Incorporator


By:_________________________             By:

__________________________________
     Donna  Fuller,  Assistant               Ira  C.  Kaplan,
      Secretary                                Vice  President

                                                                          (a)(2)

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION



     Pomeroy Computer Resources, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     First:  That  the Board of Directors of said Corporation, at a meeting duly
     -----
convened and held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

     RESOLVED, that the Certificate of Incorporation of Pomeroy Computer Resources, Inc., be amended by changing Paragraph A of Article Fourth so that, as amended, said Paragraph A of Article Fourth shall be and read as follows:

          A.     General  Authorization.  The  aggregate  number  of  shares  of
                 ----------------------
          capital stock which the Corporation is authorized to issue is Seventeen Million (17,000,000) shares, consisting of:

               1. Fifteen Million (15,000,000) shares of common stock having a par value of one cent ($.01) per share; and

               2. Two Million (2,000,000) shares of preferred stock having a par value of one cent ($.01) per share.?

     Second:  That  at  the next annual meeting of stockholders held on June 25,
     ------
1997, in accordance with Section 22 of the General Corporation Law of the State of Delaware, at which a quorum was present, either in person or by proxy, a majority of the outstanding stock entitled to vote thereon was voted in favor of the aforesaid amendment.

     Third:  That  the  aforesaid  amendment was duly adopted in accordance with
     -----
the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Pomeroy Computer Resources, Inc, has caused this Certificate to be signed by David B. Pomeroy II, its President, and Edwin S.
Weinstein,  its  Secretary,  this  _____  day  of  July,  1997.
                                   POMEROY  COMPUTER  RESOURCES,  INC.


                                   By:  ________________________________
                                   David  B.  Pomeroy  II,  President


                                   By:  ________________________________
                                   Edwin  S.  Weinstein,  Secretary

STATE  OF  OHIO          )
                         )  ss:
COUNTY  OF  HAMILTON     )

     On this, the ____ day of July, 1997, before me, a Notary Public, personally appeared David B. Pomeroy II and Edwin S. Weinstein, who acknowledged that they are the President and Secretary of Pomeroy Computer Resources, Inc., a Delaware corporation, and that as such officers, being duly authorized to do so, they executed the foregoing instrument for the purposes therein contained.
     IN  WITNESS  WHEREOF,  I  hereunto  set  my  hand  and  official  seal.


                                   ___________________________________
                                   Notary  Public

My  Commission  Expires:

                                                                          (a)(3)

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                        POMEROY COMPUTER RESOURCES, INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)

Pomeroy Computer Resources, Inc. a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation?), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on February 18, 1998:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors hereby designates 50,000 shares of the Corporation's Preferred Stock, par value $0.01 per share, as "Series A Junior Participating Preferred Stock" of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series  A  Junior  Participating  Preferred  Stock:

SECTION  1.     DESIGNATION  AND  AMOUNT.  The  shares  of  this series shall be
                -------------------------
designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 50,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

SECTION  2.     DIVIDENDS  AND  DISTRIBUTION.
                -----------------------------

Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A
Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifth day of April, July, October and January in each year (each such date being referred to herein as a quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


(B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock)

(C) Dividends due pursuant to paragraph (A) of this Section shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable bn such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days to the date fixed for the payment thereof.

SECTION 3.     VOTING RIGHTS.  The holders of shares of Series A Preferred Stock
               --------------
shall  have  the  following  voting  rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided in the Certificate of Incorporation of the Company, including any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

SECTION  4.     CERTAIN  RESTRICTIONS.
                ----------------------

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or


          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

SECTION  5.     REACQUIRED  SHARES.  Any  shares  of  Series  A  Preferred Stock
                -------------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation of the Company, including any Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

SECTION  5.     LIQUIDATION,  DISSOLUTION  OR WINDING UP.  Upon any liquidation,
                -----------------------------------------
dissolution or winding up of the Corporation the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION  7.     CONSOLIDATION, MERGER, ETC.  In case the Corporation shall enter
                ---------------------------
into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

SECTION  8.     REDEMPTION.  The shares of Series A Preferred Stock shall not be
                ----------
redeemable.

SECTION  9.     RANKING.  Unless  otherwise  provided  in  the  Certificate  of
                -------
Incorporation or a Certificate of Designations relating to a subsequently designated series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to any other series of the Corporation's preferred stock subsequently issued, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Stock.

SECTION  10.     AMENDMENT.  The Certificate of Incorporation of the Corporation
                 ----------
shall not be amended in any manner, including in a merger or consolidation, which would alter, change, or repeal the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

SECTION  11.     FRACTIONAL  SHARES.  Series  A Preferred Stock may be issued in
                 ------------------
whole shares or in any fraction of a share that is one one-thousandth of a share or any integral multiple of such fraction, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation may elect to make a cash payment as provided in the Rights Agreement for fractions of a share other than one one-thousandth of a share or any integral multiple thereof.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Chief Financial Officer, an Authorized Officer, this _____ of February, 1998.

                                POMEROY  COMPUTER  RESOURCES,  INC.

                                By:  ________________________________________
                                     Stephen E. Pomeroy, Chief Financial Officer

                                                                          (a)(4)

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION



     Pomeroy Computer Resources, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     First:  That  the Board of Directors of said Corporation, at a meeting duly
     -----
convened and held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

     "RESOLVED, that the Certificate of Incorporation of Pomeroy Computer Resources, Inc., be amended by changing Paragraph A of Article Fourth so that, as amended, said Paragraph A of Article Fourth shall be and read as follows:

          A.     General  Authorization.  The  aggregate  number  of  shares  of
                 ----------------------
          capital stock which the Corporation is authorized to issue is Twenty-Two Million (22,000,000) shares, consisting of:

               1. Twenty Million (20,000,000) shares of common stock having a par value of one cent ($.01) per share; and

               2. Two Million (2,000,000) shares of preferred stock having a par value of one cent ($.01) per share."

     Second:  That  at  the  next annual meeting of stockholders held on June 8,
     ------
2000, in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which a quorum was present, either in person or by proxy, a majority of the outstanding stock entitled to vote thereon was voted in favor of the aforesaid amendment.

     Third:  That  the  aforesaid  amendment was duly adopted in accordance with
     -----
the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Pomeroy Computer Resources, Inc, has caused this Certificate to be signed by David B. Pomeroy II, its President, and Dino
Lucarelli,  its  Secretary,  this  _____  day  of  _____________,  2000.

                                            POMEROY  COMPUTER  RESOURCES,  INC.


                                            By:  _______________________________
                                                 David B. Pomeroy II, President


                                            By:  _______________________________
                                                 Dino  Lucarelli,  Secretary


COMMONWEALTH  OF  KENTUCKY
COUNTY  OF  BOONE

     On this, the ____ day of ______________, 2000, before me, a Notary Public, personally appeared David B. Pomeroy II and Dino Lucarelli, who acknowledged that they are the President and Secretary, respectively, of Pomeroy Computer Resources, Inc., a Delaware corporation, and that as such officers, being duly authorized to do so, they executed the foregoing instrument for the purposes therein contained.
     IN  WITNESS  WHEREOF,  I  hereunto  set  my  hand  and  official  seal.


                                   ___________________________________
                                   Notary  Public
My  Commission  Expires:

____________________